Exhibit T3A.18

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “DIAMOND OFFSHORE SERVICES COMPANY” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “DIAMOND OFFSHORE SERVICES COMPANY” TO “DIAMOND OFFSHORE SERVICES, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2021, AT 9:55 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
2682448 8100V	Authentication: 203008430
SR# 20211362064	Date: 04-20-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO

SECTION 18-214 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion is being executed for the purpose of converting Diamond Offshore Services Company, a Delaware corporation, into Diamond Offshore Services, LLC, a Delaware limited liability company, pursuant to the Delaware Limited Liability Company Act, DeL Code Ann. tit. 6 § 18-214.

The undersigned, being duly authorized to execute and file this Certificate of Conversion, does hereby certify as follows:

1.	The jurisdiction where the corporation was first formed is Bermuda.

2.	The jurisdiction of the corporation immediately prior to filing this Certificate is Delaware.

3.	The date the corporation was first formed is 17 October 1990.

4.	The name of the corporation immediately prior to filing this Certificate is Diamond Offshore Services Company.

5.	The name of the limited liability company as set forth in the Certificate of Formation is Diamond Offshore Services, LLC.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of the 20th day of April 2021.

By:
David L. Roland
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:55AM 04/20/2021
FILED 09:55AM 04/20/2021
SR 20211362064 -File Number 2682448

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DIAMOND OFFSHORE SERVICES, LLC” FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2021, AT 9:55 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
2682448 8100V	Authentication: 203008430
SR# 20211362064	Date: 04-20-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

DIAMOND OFFSHORE SERVICES, LLC

This Certificate of Formation is being executed for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 § 18-201.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. The name of the limited liability company is Diamond Offshore Services, LLC.

2. The registered office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the registered agent of the limited liability company at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 20th day of April 2021.

By:
David L. Roland
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:55AM 04/20/2021
FILED 09:55AM 04/20/2021
SR 20211362064 - File Number 2682448